                                                                   EXHIBIT 10.16

                                 -------------

                                 LEASE AGREEMENT


                                     BETWEEN


                        ACQUIPORT PEACHTREE RIDGE, INC.,
                             a Delaware corporation


                                   (Landlord)


                                       AND


                                 SYNQUEST, INC.,
                              a Georgia corporation


                                    (Tenant)


                                3500 Parkway Lane
                                   Suite 555,
                                Norcross, Georgia


                                   (Premises)

                                  -------------

                       TABLE OF CONTENTS - LEASE AGREEMENT


                                                                                                         PAGE
                                                                                                         ----

1.      Basic Lease Information                                                                            1

2.      Premises and Term                                                                                  1

3.      Base Rent and Additional Rent                                                                      2

4.      Use                                                                                                2

5.      Service and Utilities                                                                              3

6.      Tenant Repairs                                                                                     3

7.      Alterations                                                                                        3

8.      Rules and Regulations                                                                              4

9.      Inspection and Right of Entry                                                                      4

10.     Surrender of Premises                                                                              4

11.     Assignment and Subletting                                                                          4

12.     Insurance                                                                                          5

13.     Fire and Casualty Damage                                                                           6

14.     Waiver of Claims, Landlord's Liability and Indemnification                                         6

15.     Condemnation                                                                                       7

16.     Holding Over                                                                                       7

17.     Quiet Enjoyment                                                                                    7

18.     Events of Default                                                                                  7

19.     Remedies                                                                                           8

20.     Bankruptcy                                                                                         9

21.     Intentionally Omitted                                                                              9

22.     Subordination; Estoppel Certificates                                                              10

23.     Mechanics Liens; Other Taxes                                                                      10

24.     Intentionally Omitted                                                                             10

25.     Certain Rights Reserved to Landlord                                                               10

26.     Notices                                                                                           11

27.     Hazardous Substances                                                                              12

28.     Brokerage                                                                                         12

29.     Miscellaneous                                                                                     12

30.     Additional Provisions                                                                             14

                                    EXHIBITS
                                    --------

Exhibit "A"              Land
Exhibit "B"              Premises
Exhibit "C"              Work Letter
Exhibit "D"              Rules and Regulations
Exhibit "E"              Expansion Space
Exhibit "F"              Building Floor Load
Exhibit "G"              Payment of Operating Expenses

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease"), made and entered into by and between ACQUIPORT PEACHTREE RIDGE, INC., a Delaware corporation (hereinafter referred to as "Landlord"), and SYNQUEST, INC., a Georgia corporation (hereinafter referred to as "Tenant").

                              W I T N E S S E T H :

         1. BASIC LEASE INFORMATION. Each use of the terms capitalized and defined in this Paragraph 1 shall be deemed to refer to, and shall have the respective meanings set forth in, this Paragraph 1.

                  (a) Building. The seven (7) story concrete and pre-cast office building located on the Land and being more commonly known as "3500 Parkway Lane, Norcross, Georgia 30092."

                  (b) Land. Those certain parcels of land more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof.

                  (c) Project. The Land and all improvements thereon, including, without limitation, the Building and all Common Areas.

                  (d) Premises. That portion of the fifth floor of the Building, presently known as Suite Number 555 thereof, substantially as shown on Floor Plan(s) attached hereto as Exhibit "B" and by this reference made a part hereof.

                  (e) Common Areas. Those certain areas and facilities of the Building and the Project which are from time to time provided by Landlord, for the use of tenants of the Project and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements shall, at a minimum, include all corridors, elevator foyers, bathrooms, electrical and telephone rooms, mechanical rooms, and janitorial areas, and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, pedestrian ways, loading docks, and which may in Landlord's discretion, include generally all other improvements located on the Land and designed for use in common by tenants, their employees, clients, customers, licensees and invitees.

                  (f) Tenant's Permitted Uses. Executive and administrative offices reasonable and customary for a first-class office building, but specifically excluding medical and dental offices, governmental offices, travel agency and airline ticket sales.

                  (g)      Commencement Date. January 1, 2000.

                  (h) Lease Expiration Date. The last day of the calendar month in which the day immediately preceding the sixth (6th) annual anniversary of the Commencement Date occurs.

                  (i) Term. Approximately six (6) years, beginning on the Commencement Date and ending at 11:59 p.m. on the Lease Expiration Date, unless this Lease is sooner terminated as provided herein.

                  (j) Net Rentable Area of the Premises. Landlord and Tenant have agreed that the Net Rentable Area of the Premises is 18,452 square feet. Neither Landlord nor Tenant shall have the right to remeasure the Net Rentable Area of the Premises during the Term of this Lease.

                  (k) Net Rentable Area of the Building. Landlord and Tenant have agreed that the Net Rentable Area of the Building is 160,099 square feet. Neither Landlord nor Tenant shall have the right to change the agreed Net Rentable Area of the Building during the Term of this Lease.

                  (l)      Intentionally Omitted.

                  (m) Rent. The Base Rent, the Additional Rent [as defined in Paragraph 3(a)] and all other sums due from Tenant to Landlord hereunder.

                  (n) Base Rent. The Base Rent for the Premises shall be as follows:

                Per Square Foot              Annual
Lease Year     Net Rentable Area              Total         Monthly
----------     -----------------             ------         -------

First (1st)       $   19.00             $   350,588.00   $   29,215.67
Second (2nd)      $   19.76             $   364,611.52   $   30,384.29
Third (3rd)       $   20.55             $   379,188.60   $   31,599.05
Fourth (4th)      $   21.37             $   394,319.24   $   32,859.94
Fifth (5th)       $   22.23             $   410,187.96   $   34,182.33
Sixth (6th)       $   23.12             $   426,610.24   $   35,550.85

The term "Lease Year" shall be each twelve (12) month period beginning on the Commencement Date; provided, however, if the Commencement Date is not the first day of the month, the first Lease Year shall commence on the Commencement Date and end on the last day of the twelfth (12th) month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month.

         2.       PREMISES AND TERM.

                  (a) In consideration of the obligation of Tenant to pay Rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord for the Term. During the Term, Tenant shall have the right to use the Common Areas in common with others and in accordance with the Rules and Regulations. Landlord and Tenant agree that the number of square feet of Net Rentable Area of the Premises stated in Paragraph 1 above shall be used in the computation of Base Rent, Additional Rent, and all other charges due hereunder, but Landlord and Tenant agree to enter into an amendment to this Lease modifying the number of square feet of Net Rentable Area of the Premises, the amount of the installments of Base Rent and other provisions as appropriate, if Landlord or Tenant determines, after construction of the Premises, that the number of square feet of Net Rentable Area contained in the Premises is different than the number of square feet of Net Rentable Area stated above. The Net Rentable Area of the Premises includes the area within the space occupied by Tenant, together with a percentage of the area of all public and common use areas within the Building.


                  (b) Tenant acknowledges that it currently is in possession of approximately 11, 745 square feet of Net Rentable Area (the "Existing Premises") within the Premises pursuant to a Temporary Holdover Agreement between Landlord and Tenant (the "Temporary Holdover Agreement") and that it has inspected and accepts the Existing Premises, the Building and the Project, in their present condition, as suitable for the purpose for which the Premises are currently leased, except for "Latent Defects"

(as hereinafter defined) and "Punch List" (as hereinafter defined) items. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. As provided in Paragraph 2(c) below, Landlord is to construct "Leasehold Improvements" (as hereinafter defined) to the Existing Premises and to the "Expansion Phase\" (as hereinafter defined), after the Commencement Date. Upon "Substantial Completion" (as defined in the Work Letter attached hereto as Exhibit "C") of the Leasehold Improvements, Landlord's and Tenant's representatives shall do a walk-through inspection of the Premises and create a list (the "Punch List") of defective, nonconforming, damaged and otherwise non-acceptable portions of the Leasehold Improvements. Tenant, by taking possession of the Premises or any portion thereof after the Substantial Completion of the Leasehold Improvements, acknowledges that it has inspected the Premises, and subject to those matters set forth below in this Paragraph, thereby accepts the Premises and any such improvements in their condition and for the use intended by Tenant, except for Latent Defects and Punch List items. The taking of possession by Tenant or acceptance of any portion of the Premises by Tenant after the Substantial Completion of the Leasehold Improvements shall not be deemed as a waiver of: (i) any Latent Defect in the Building or Premises; (ii) any Punch List item that Landlord is to provide or perform; or (iii) any above-ceiling or other defect as of the date of Substantial Completion of the Leasehold Improvements, not readily visible during a walk-through inspection of the Premises, all of which items described in (i) through (iii) Landlord shall be obligated to immediately repair to the extent the condition requiring repair shall not be caused by Tenant. Any such obligation of Landlord to make such repairs shall be made at Landlord's expense. A "Latent Defect" is a defect in the condition of the Premises caused by Landlord's, or Landlord's agents', failure to construct the Leasehold Improvements in a good and workmanlike manner and in substantial accordance with the Working Drawings and Specifications (as hereinafter defined), which defect would not ordinarily be observed during a careful walk-through inspection by a reasonable tenant. If Tenant notifies Landlord of a Latent Defect within twelve
(12) months after the Commencement Date, then Landlord, at its expense, will repair such Latent Defect as soon as practicable. Except as set forth in this Paragraph 2(d), Landlord shall have no liability or obligation to Tenant for Latent Defects.

                  (c) This Lease pertains to Premises in which building interior finish is to be constructed by Landlord in accordance with the Work Letter attached hereto as Exhibit "C" ( the "Leasehold Improvements"). Tenant is presently in occupancy of the Existing Premises under the Temporary Holdover Agreement. Tenant acknowledges and agrees that the Leasehold Improvements will be constructed in the Premises after the Commencement Date, and while Tenant is in occupancy of the Existing Premises. Tenant agrees to cooperate with Landlord to allow such construction to proceed in an orderly and expeditious manner. No Base Rent shall be due and payable for the Expansion Phase (consisting of 6,707 square feet of Net Rentable Area in the aggregate, and located as shown on Exhibit "B") until such time as the Leasehold Improvements reach Substantial Completion. If Landlord is delayed in reaching Substantial Completion as a result of "Tenant Delay" (as defined in Exhibit "C"), the date of Substantial Completion, and the payment of Base Rent for the Expansion Phase, shall be accelerated as provided in Exhibit "C"; and if Landlord cannot achieve Substantial Completion as a result of Tenant Delay, Landlord may at its election complete so much of the work to done by Landlord as may be practical under the circumstances and by written notice to Tenant, establish the date for commencement of payment of Base Rent on the Expansion Phase as the date of such partial completion, subject to any applicable accelerations due to delays resulting from Tenant Delay. Tenant shall begin paying Base Rent on the rest of the Premises (excluding the Expansion Phase) on the Commencement Date notwithstanding the fact that the Leasehold Improvements for such portion of the Premises have not been started or completed as of such date. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After the completion of the Leasehold Improvements, including all Punch List items, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises which shall also set forth the Commencement Date and the date payment of Rent on the Expansion Phase commences, shall confirm the number of square feet Net Rentable Area of the Premises and shall contain such other information as Landlord may reasonably request. In the event of any dispute as to Substantial Completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

                  (d) Landlord covenants and warrants that the Leasehold Improvements shall be free from defects in workmanship and materials and Landlord shall, at its own cost and expense, remedy any defect in the original work, materials and equipment of Landlord herein provided, including without limitation, plumbing, electrical, mechanical, air conditioning and ventilating work, provided Tenant gives Landlord written notice thereof no later than twelve
(12) months after the date of Substantial Completion of the Leasehold Improvements. In addition to (and not in lieu of) Landlord's obligations under the Lease with respect to repairs, Landlord hereby agrees to use all reasonable efforts to enforce the warranty of Landlord's contractor that the Leasehold Improvements will be free from defects in workmanship and materials for a period of one (1) year from the date of Substantial Completion. Alternatively, Landlord hereby assigns to Tenant (and agrees to cooperate fully with Tenant in the enforcement thereof) all of Landlord's rights pursuant to such warranty. Landlord shall cooperate fully with Tenant to cause such defective workmanship or material to be promptly corrected, repaired or replaced by Landlord's contractor, without cost or expense to Tenant. Such correction, repair or replacement shall be performed in such a manner so as to minimize interference with Tenant's operations in or about the Premises.

         3. BASE RENT AND ADDITIONAL RENT, Tenant shall pay to Landlord, without notice, demand, offset or deduction, except as hereinafter expressly provided, in lawful money of the United States of America, at Landlord's Address for Payments as set forth in Paragraph 26 hereof, or at such other place as Landlord shall designate in writing from time to time: (i) the Base Rent, in equal monthly installments in advance on the first day of each calendar month during the Term; (ii) the Additional Rent ("Additional Rent") consisting of all other sums of money due and payable by Tenant hereunder, at the respective times required hereunder. Except as provided above, payment of the Rent shall begin on the Commencement Date; provided, however, that if either the Commencement Date or the Lease Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

         4.       USE.

                  (a) The Premises shall be used only for executive and administrative offices, limited to the uses specifically set forth in the Basic Lease Information and for no other purposes whatsoever. Landlord does, however, represent that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to its use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances by Tenant in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not use the Premises for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the Insurance Commissioner or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenants for the Building is caused by Tenant's use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay the amount of such increase to Landlord as Additional Rent.

                  (b) Tenant agrees that the floor load resulting from Tenant's furniture, inventory and equipment pertaining to Tenant's use of the Premises shall not exceed allowable design floor loading for the Building as set forth on Exhibit "F", which is attached hereto and by this reference made a part hereof. Tenant shall distribute floor loading in accordance with design loads for the

Building. Tenant shall hold harmless Landlord from any loss, liability and expenses, both real and alleged, arising out of or caused by Tenant's failure to comply with this Paragraph.

         5.       SERVICES AND UTILITIES.

                  (a) Landlord shall maintain the Common Areas, including lobbies, stairs, elevators, corridors and rest rooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in good order and condition, except for damage occasioned by the act of Tenant, its agents, servants, employees or invitees, which damage shall be repaired by Landlord at Tenant's expense. In addition, Landlord, at its own cost and expense, shall, during the Term of the
Lease: (i) subject to the limitation set forth in Paragraph 2(b) hereof, remedy any Latent Defects in construction work; (ii) keep in good order and repair during the Term of the Lease (and any extensions and renewals thereof) all exterior portions of the Premises including, but without limitation, the roof, walls, gutters, downspouts, interior roof drains or conductors, etc.; and (iii) make any and all repairs to all concealed plumbing within the Premises (including, without limitation, septic tanks, if any, and the sprinkler system), as well as sewer, gas, electric and other utility lines up to but not within the Premises unless such repairs are required by the negligent acts of Tenant, its employees, agents or invitees. If Landlord fails to proceed promptly, taking in to consideration the nature of such defect, to remedy any such defect to Tenant's satisfaction after receipt of such notice from Tenant, the Tenant, after not less than seven (7) days additional notice to Landlord (except that no notice shall be required under emergency conditions or where Tenant's operations shall be materially adversely affected) may, but shall not be obligated to, remedy such defects. All sums expended by Tenant to cure such defects shall be paid by the Landlord to Tenant upon demand with interest at the rate of eight percent (8%) per annum from the date Tenant makes such payment(s). Without limiting the generality of the foregoing covenants on the part of the Landlord to remedy defects and without releasing the Landlord therefrom, any and all guarantees and warranties given to the Landlord by a manufacturer, contractor or subcontractor for any and all supplies, material, equipment (including replacement equipment) or labor, whether related to the particular items hereinbefore specified or not, shall inure to the benefit of the Tenant.

                  (b) Provided there does not exist any uncured Event of Default hereunder, and subject to the provisions contained elsewhere herein and in the Rules and Regulations, Landlord agrees to furnish to the Premises during ordinary business hours of generally recognized "Business Days" (as hereinafter defined), to be determined by Landlord (but exclusive in any event of Sundays and legal holidays), heat and air conditioning required for the comfortable use and occupancy of the Premises from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays; janitorial services during the times and in the manner that such services are customarily furnished in comparable office buildings in the immediate market area, and elevator service. Landlord shall be under no obligation to provide additional or after-hours heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay to Landlord a charge for such services as set forth below in Paragraph 38. Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Whenever heat-generating machines, beyond those customarily used for office purposes, excess lighting or equipment are used in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, Landlord shall notify Tenant thereof and within thirty
(30) days after such notice, Tenant shall elect to: (i) discontinue use of such equipment, machine or lighting; (ii) pay to Landlord as Additional Rent an agreed upon fee per hour during the periods that Tenant uses such equipment, machine or lighting; or (iii) cause Landlord to install supplementary air conditioning units and metering devices for such units in the Premises; and the cost thereof, including the cost of electricity and/or water therefor, shall be paid by Tenant to Landlord within ten (10) days after written demand by Landlord. Landlord agrees to furnish to the Premises electricity for general office purposes, meeting the requirements set forth in the Work Letter, and water for lavatory and drinking purposes, subject to the provisions of subparagraph 5(c) below. Except as provided in Paragraph 39 below, Landlord shall in no event be liable for any interruption or failure of utility services to the Premises or for any result thereof.

                  (c) If Tenant shall require water or electric current or any other resource materially in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Landlord shall notify Tenant thereof and, within thirty (30) days after receipt of such notice, Tenant shall elect to: (i) discontinue use of such equipment, machine or lighting; (ii) pay to Landlord as Additional Rent an agreed upon fee per hour during the periods that Tenant uses such equipment, machine or lighting; or (iii) cause Landlord to install a special meter in the Premises so as to measure the amount of water, electric current or other resource consumed solely for any such other use. The cost of any such meters and installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged to Landlord by the local public utility furnishing the same. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of: (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord; or
(iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing consumption of energy, water or any other resources.

                  (d) Any sums payable under this Paragraph 5 shall be considered Additional Rent and may be added to any installment of Rent thereafter becoming due and shall accrue late charges as Rent as set forth in subparagraph 19(g) of this Lease, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of Rent.

                  (e) Tenant shall not provide any janitorial services without Landlord's prior written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk, cost and responsibility.

         6. TENANT REPAIRS. Tenant shall, at all times during the Term, at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, Act of God, the elements, or the negligence or intentional misconduct of Landlord or its agents, servants, employees or invitees (other than the Tenant). Tenant shall, on or before the Lease Expiration Date or any sooner date of termination of this Lease, unless Landlord demands otherwise as in Paragraph 7 hereof provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, Act of God or the elements excepted. It is hereby understood and agreed that, except as expressly set forth herein, Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof. However, if Tenant fails to make required repairs to the Premises promptly, Landlord, at Landlord's election, after not less than then ten (10) days prior written notice to Tenant, shall have the right to make such repairs, and Tenant shall pay Landlord on demand Landlord's actual costs of such repair, plus a fee equal to fifteen percent (15%) of such actual costs to cover Landlord's overhead in making such repairs.

         7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof, floor and wall penetrations) without the prior written consent of Landlord. In the event Landlord consents to the making of any such alterations, additions or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same and all subcontractors must first be approved in writing by Landlord. If Landlord and Tenant so agree, the alterations, additions or improvements may be made by Landlord for Tenant's account and, in such event, Tenant shall fully reimburse Landlord for the entire cost thereof, including a fee of fifteen percent (15%) of such cost to cover Landlord's overhead, within twenty (20) days after written notification of Tenant by Landlord providing Tenant with an invoice or other request (or statement). Promptly after completion of any alterations, additions, or improvements to the Premises made by Tenant, Tenant shall supply Landlord with a set of scaled and dimensioned, reproducible mylars of "as-built" plans for such alterations, additions or improvements, certified by Tenant's architect or space planner. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good and workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging the Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term and Tenant shall, unless Landlord otherwise elects as herein provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their condition, as existed after completion of the Leasehold Improvements, normal wear and tear, casualty and condemnation excepted, on or before the Lease Expiration Date or any sooner date of termination of this Lease; provided, however, that if Landlord so elects prior to termination or expiration of this Lease, such alterations, additions, improvements and partitions shall become the property of Landlord as of the Lease Expiration Date or any sooner date of termination of this Lease and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed on or before the Lease Expiration Date or any sooner date of termination of this Lease if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Building and improvements situated in the Premises. Tenant shall not be required to remove any of the Leasehold Improvements constructed pursuant to the Work Letter attached hereto as Exhibit "C." In addition, Tenant shall not be required to remove any subsequent alteration or improvement made by Tenant, provided Tenant obtains Landlord's written consent to surrender such alteration or improvement with the Premises, at the time Landlord consents to the making of such alteration or improvement.

         8. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit "D" and by this reference made a part hereof and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. For purposes of the Rules and Regulations set forth in Exhibit "D" of the Lease, Landlord hereby: (i) represents that such Rules and Regulations, with such minor modifications as may have been negotiated between Landlord and such other tenants, constitute the building rules and regulations for all of the tenants of the Building; (ii) agrees that the Rules and Regulations will be enforced in a non-discriminatory manner, and (iii) agrees that Landlord will use its reasonable good faith efforts to effect compliance therewith. In the event of any conflict with the terms of the Lease, the terms and conditions of the Lease shall prevail over the Rules and Regulations. Notwithstanding anything to the contrary contained in the Lease, the Rules and Regulations will not be modified or amended so as to effect a material expansion of Tenant's obligations under the Lease. Landlord shall not be responsible for the non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations.

         9. INSPECTION AND RIGHT OF ENTRY. Landlord reserves and shall at all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants, to post and maintain all notices, including notices of non-responsibility, and to alter, improve, or repair the Premises in accordance with the terms of this Lease, without abatement of Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in writing in advance and made known to Landlord), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

         10. SURRENDER OF PREMISES. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.

         11.      ASSIGNMENT AND SUBLETTING.

                  (a) Except as otherwise expressly provided in Paragraphs 40 and 41, neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, and the Premises or any part thereof shall never be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto. Tenant shall not mortgage, pledge or otherwise encumber its interest under this Lease without the prior written consent of Landlord, which consent may be withheld for any reason or no reason, in the sole and absolute discretion of Landlord. All renewal or extension rights, expansion rights, termination rights, exclusive rights, opportunity rights and other such rights and options contained in this Lease shall be personal to the original Tenant executing this Lease and shall terminate upon any assignment or sublease affecting all or any portion of the Premises.

                  (b) An assignment of this Lease shall be deemed to have occurred: (i) if in a single transaction or in a series of transactions more than a fifty percent (50%) interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership interest, interest in a limited liability company or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a fifty percent (50%) interest in Tenant, such guarantor or such subtenant or (ii) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange [other than by persons owning five percent (5%) or more of the voting stock of such corporation] shall not be included in the calculation of such fifty percent (50%) interest in (i) above.

                  (c) If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof) and, there does not then exist any uncured Event of Default, Tenant shall give Landlord written notice no later than twenty-five (25) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or subletting, (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee, (v) the proposed use of the proposed assignee or sublessee, and (vi) a true and correct copy of the proposed instrument of assignment or proposed sublease. In the event that Landlord agrees to consent to any assignment or sublease, such consent shall be evidenced by the


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

execution of Landlord's standard form of consent to assignment or consent to sublease by Tenant, the assignee or sublessee and Landlord. Landlord shall not execute such consent until it has received a true and correct copy of the fully-executed instrument of assignment or sublease and an original consent executed by Tenant and the assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and such other information as Landlord may request to evaluate the proposed assignment or sublease. Landlord shall have a period of twenty-five (25) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (A) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for provisions of this Lease which expressly survive the termination hereof; or
(B) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then all of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (C) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid twenty-five (25) day period, Landlord shall be deemed to have elected option (C) above. If Landlord elects to terminate this Lease as to the affected space as permitted in clause (A) above, Tenant may, by written notice to Landlord given within ten (10) days after receipt of notice from Landlord of Landlord's election to exercise such right, withdraw its request to sublease such space and thereby nullify Landlord's exercise of its option to terminate the Lease as to such space. If Landlord elects to terminate this Lease as to the affected space pursuant to Landlord's option set forth in clause (A) above, then this Lease shall terminate as to the affected space on the date set forth in Landlord's notice to Tenant, which date shall be no less than thirty
(30) days and no more than ninety (90) days after the date of such notice. If the affected space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the affected space, as to that portion of the Premises which is not part of the affected space, this Lease shall remain in full force and effect except that Tenant's Base Rent and Additional Rent shall be calculated on the basis of the Net Rentable Area of the Premises remaining after the exclusion of the affected space. Landlord shall bear its own costs, if any, of physically severing the affected space from the balance of the Premises. Whether or not Landlord grants its consent, Tenant shall reimburse Landlord, within thirty (30) days after written request therefor, for all reasonable legal, architectural and engineering fees and any other reasonable costs incurred by Landlord in connection with any request by Tenant for approval of an assignment or subletting and such payment shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (B) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

                  (d) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Paragraph 11 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

                  (e) Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Building and any and all of Landlord's rights under this Lease. In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under the Lease, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

         12.      INSURANCE.

                  (a) Throughout the Term of this Lease, Landlord shall maintain Special Form Insurance on the Building and the Premises, such policy(ies) to cover Landlord's interest in the Building and Premises for not less than the full replacement cost thereof. Such insurance shall be maintained at the expense of Landlord (as a part of Operating Expenses), and payments for losses thereunder shall be made solely to Landlord or the holder or holders of any mortgage or deed to secure debt encumbering the Land, Building or Project (collectively, "Mortgagees"; each, a "Mortgagee") as their respective interests shall appear.

                  (b) Tenant shall maintain, at its expense, in an amount equal to the full replacement cost thereof, Special Form Insurance on all of its personal property, including furniture, equipment, fittings, installations, supplies, phone systems, computer systems and removable trade fixtures, located in the Premises. Such policy shall include Business Interruption/Additional Expense coverage on a loss sustained basis.

                  (c) Tenant shall also maintain Worker's Compensation and Employer's Liability Insurance in form and amount as required by law.

                  (d) Tenant and Landlord shall, each at its own expense, maintain a policy or policies of Commercial General Liability Insurance (written on an occurrence basis) with respect to the respective activities of each on the Land and in the Building with the premiums thereon fully paid on or before the date due, issued by and binding upon an insurance company authorized to conduct such business in the State of Georgia. Such Commercial General Liability Insurance to be maintained by Tenant and Landlord under this Paragraph shall afford minimum protection of not less than $2,000,000.00 combined single limit coverage of bodily injury, property damage, or combination thereof; and such Commercial General Liability Insurance to be maintained by Tenant shall name Landlord, its managing agent, and any other party reasonably required by Landlord, as additional insureds. Such insurance coverage maintained by Tenant shall also include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Landlord shall not be required to maintain insurance against thefts within the Premises, the Building, or on the Land.

                  (e) Tenant shall also maintain and provide such other form or forms of insurance, changes in amounts of coverage, or endorsements as Landlord, or any Mortgagee of Landlord, may reasonably require from time to time.

                  (f) All Commercial General Liability Insurance and Special Form Insurance maintained by Tenant shall be written as primary policies and shall not call for contribution from any other insurance available to Landlord.

                  (g) Tenant shall, prior to the Commencement Date, provide Landlord with current Certificates of Insurance, and receipts for payment of premiums therefor, evidencing Tenant's compliance with the terms and requirements of this Paragraph 12. All policies required to be maintained by Tenant under this Paragraph 12 shall contain a provision whereby the insurer is not allowed to cancel, fail to renew or change materially the coverage, without first giving thirty (30) days' prior written notice to Landlord. Tenant shall also obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration. Not less than fifteen (15) days prior to the expiration date of any such policies, certificates of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord.

                  (h) All insurance policies carried with respect to this Paragraph 12 shall be issued by insurance companies licensed to do business in the State of Georgia with a general policyholder's rating of at least A and a financial rating of at least VIII in the most current Best's Insurance Reports.

                  (i) All insurance policies required to be carried by Tenant with respect to this Paragraph 12 shall be procured and maintained in full force and effect by Tenant at its sole cost and expense and continue in full force and effect during the Term of the Lease, any renewals or extensions thereof, any holdover period under the Lease, any tenancy by whatsoever name called and any period of occupancy by Tenant of the Premises prior to the Commencement Date of the Lease or subsequent to the expiration or earlier termination of the Lease.

                  (j) Anything in this Lease to the contrary notwithstanding (including, without limitation, Paragraph 14 hereof), Landlord and Tenant each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises or a part thereof, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s), regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, where such loss or damage would either be covered by insurance required to be maintained under this Paragraph 12 (whether or not such insurance is in effect) or to the extent such loss or damage is actually covered by any other insurance carried by each of them. All insurance policies carried with respect to this Paragraph 12, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against Landlord and Tenant. Landlord and Tenant acknowledge that the waivers and releases set forth in this subparagraph are intended to result in any loss or damage which is covered by insurance being borne by the insurance carrier of Landlord or Tenant, as the case may be, or by the party having the insurable interest if such loss is not covered by insurance and this Lease requires such party to maintain insurance to cover such loss. Landlord and Tenant agree that such waivers and releases were freely bargained for and willingly and voluntarily agreed to by Landlord and Tenant and do not constitute a violation of public policy.

         13.      FIRE AND CASUALTY DAMAGE.

                  (a) If the Building should be totally destroyed by fire, tornado or other casualty or if it should be damaged, to the extent that, in Landlord's reasonable judgment repair would not be economically feasible, or that rebuilding or repairs cannot, in Landlord's estimation, be completed within two hundred (200) days after the date of such damage; or if the insurance proceeds remaining after any required payments to Mortgagees are insufficient to repair such damage or destruction, then either Tenant or Landlord shall have the right, at its option, to terminate this Lease by giving the other party written notice of such termination within forty-five (45) days after the date of notice from Landlord to Tenant as to such determination, and the Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination. Landlord shall notify Tenant of its determination as to the length of time necessary to repair the Building, the economic feasibility of restoration and the availability of insurance proceeds within forty-five (45) days after such casualty.

                  (b) If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 12(a) above, but only to such extent that rebuilding or repairs are, in Landlord's estimation, economically feasible and can be completed within two hundred (200) days after the date of such damage and the proceeds of such insurance, after deducting any required payments to Mortgagees, are sufficient for such rebuilding or repairs, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that: (i) Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant; and (ii) Landlord may elect not to rebuild if such damage occurs during the last year of the Term, exclusive of any option to extend the Term which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred
(200) days after the date of such damage, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord within thirty
(30) days after the expiration of such two hundred (200) day period. If Tenant fails to terminate this Lease within such thirty (30)-day period, Tenant shall be deemed to have waived its rights to terminate by reason of the failure of Landlord to complete such repairs and rebuilding within two hundred (200) days after the date of such damage. If Tenant elects not to terminate this Lease and Landlord fails to complete such repairs and rebuilding to such a condition that Tenant is no longer entitled to any abatement of Rent hereunder within two hundred sixty (260) days after the date of the casualty (the "Outside Completion Date"), then, for each day after the Outside Completion Date that such repairs and rebuilding remain unfinished, Tenant shall be entitled to twice the Rent abatement that it would have been entitled to prior to such Outside Completion Date. In other words, if the entire Premises are untenantable on the day after the Outside Completion Date to such a degree that Tenant is entitled to an abatement of all Rent due under this Lease, then commencing on such first day after the Outside Completion Date, Tenant shall be entitled to two (2) days of Rent abatement for each day until such repairs and rebuilding have been completed. The Outside Completion Date shall be extended on a day for day basis for each day of Force Majeure and Tenant Delay (as hereinafter defined). If the Premises should be substantially destroyed by fire, tornado or other casualty at any time during the last twelve (12) months of the Term of the Lease (exclusive of any option to extend the Term which is unexercised at the time of such damage), then Tenant may terminate this Lease by written notice given to Landlord within forty-five (45) days after the date of such destruction, and Rent and other charges under this Lease will be apportioned as of the date of destruction and Tenant will be discharged from responsibility to repair the damage, but all proceeds of insurance covering the loss shall in that circumstance belong to Landlord free of any claim thereto by Tenant. As used in this Paragraph, the term "Tenant Delay" refers to each day that: (i) construction is delayed because of changes by Tenant in the working drawings and specifications; (ii) construction is delayed because of requirements by Tenant for materials, finishes or installations which are not Building Standard and are not set forth in the working drawings and specifications, as approved by Landlord; or (iii) construction is delayed because of the failure to perform of a party employed by Tenant.

                  (c) Notwithstanding anything herein to the contrary, in the event any Mortgagee requires that the insurance proceeds be applied to the indebtedness due such Mortgagee, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
(15) days after such requirement is made by any such Mortgagee, whereupon all rights and obligations hereunder shall cease and terminate. In no event shall Landlord be required under this Lease to incur any expenses in excess of available insurance proceeds other than the deductible amounts for such insurance for the purpose of repairing or restoring the Building or the Premises after a fire or other casualty.

         14.      WAIVER OF CLAIMS; LANDLORD'S LIABILITY AND INDEMNIFICATION.

                  (a) Tenant waives and releases all claims against Landlord, its agents, employees, representatives and contractors for damage to any property or injury to, or death of, any person in, upon, or about the Premises arising at any time and from any cause other than by reason of the sole negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors.

                  (b) Without limiting the generality of Paragraph 14(a), Tenant agrees that Landlord, its agents, employees, representatives and contractors will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, vermin, court order, requisition, order of governmental body or authority, electricity, computer or electronic equipment or systems malfunction, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Premises or into the Premises or from the roof, street, subsurface or from any other place or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Building, or from construction, repair, alteration of the Premises or from any acts or omissions of any other tenant, occupant, or visitor of the Premises, or from any other cause whatsoever, except if such loss, injury, death, or damage to persons, property, or Tenant's business is occasioned by the sole negligence or willful misconduct of the Landlord, its agents, employees, representatives or contractors.

                  (c) Except as otherwise provided in Paragraph 12(j) above, Tenant shall indemnify Landlord, its agents, employees, representatives and contractors and shall hold Landlord, its agents, employees, representatives and contractors harmless from any damage to any property or injury to, or death of, any person arising from: (i) the use of the Premises by Tenant or any person claiming under Tenant; (ii) any activity, work, or thing done by Tenant on or about the Premises; (iii) any acts, omissions or negligence of Tenant, or any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant; (iv) any breach, violation, or nonperformance by Tenant, or any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant, of any term, covenant, or provision of this Lease or any law ordinance, or governmental requirement of any kind; (v) (except for loss of use of all or any portion of the Premises or Tenant's property located within the Premises that is proximately caused by or results proximately from the sole negligence of the Landlord its agents, employees, representatives, or contractors), any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the invitation of Tenant. The foregoing indemnity obligations of Tenant shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand has been made or may be made. The provisions of this Paragraph 14 shall survive for a period of one (1) year following the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

         15.      CONDEMNATION.

                  (a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises, for the purpose for which they are being used, this Lease shall terminate and the Rent shall be apportioned and paid to the date on which the physical taking of the Premises shall occur.

                  (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 15(a) above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                  (c) All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises, the Building, the Project or other improvements, or any part thereof, shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures.

                  (d) In no event shall Landlord be required under this Lease to incur any expenses in excess of available proceeds from any taking contemplated hereby for the purposes of restoring the Building or the Premises after any such taking.

         16. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, or after reentry by Landlord without terminating this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will. Tenant shall have no right to notice under Official Code of Georgia Annotated ss.44-7-7 of the termination of its tenancy. Tenant shall pay monthly installments of Rent equal to one hundred fifty percent (150%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term except as otherwise expressly provided in a written agreement executed by both Landlord and Tenant. The provisions of this Paragraph 16 shall survive the expiration or earlier termination of this Lease.

         17. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

         18. EVENTS OF DEFAULT. The following events shall be deemed to be "Events of Default" by Tenant under this Lease:

                  (a) Tenant shall fail to pay any installment of the Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five
(5) days from the date such payment was due if such failure is a failure to pay a regularly scheduled installment of monthly Base Rent or five (5) days after written notice if such failure is a failure to pay any other sum.

                  (b) Tenant or any guarantor of Tenant's obligations hereunder shall not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all, or any substantial part of, its property; or Tenant or any such guarantor shall take any action to authorize any of the actions set forth above in this Paragraph.

                  (c) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property and such case or action is not dismissed within one hundred twenty (120) days after it is commenced.

                  (d) A receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant.

                  (e)      Intentionally Omitted.

                  (f) Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 23 hereof within sixty (60) days after any such lien or encumbrance is filed against the Premises.

                  (g)      Intentionally Omitted.

                  (h) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; provided, however that if such failure is of a nature that it cannot reasonably be cured within such thirty(30) day period, and if Tenant commences to cure such failure within twenty (20) days after notice thereof from Landlord and thereafter diligently prosecutes the cure thereof, such thirty (30) day period shall be extended to one hundred twenty (120) days.

         19.      REMEDIES.

                  (a) Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Paragraph
19):

                           (i) Terminate this Lease, and Tenant shall remain liable for all Rent and all other obligations under this Lease arising up to the date of such termination; or

                           (ii) Terminate this Lease, and Tenant shall remain liable for all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of
         (1) the total Rent, and all other obligations which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the expiration date of the Term, over (2) the aggregate reasonable rental value of the Premises for the same period, plus (3) the costs of recovering the Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees, plus (4) the unpaid Rent earned as of the date of termination plus interest at the "Interest Rate" (as hereinafter defined), plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises, all of which excess sum shall be deemed immediately due and payable; or

                           (iii) Landlord may at its option, declare the difference, if any, between (A) the entire amount of Base Rent and Additional Rent which would become due and payable during the remainder of the Term, discounted to present value using a discount rate equal to the "Prime Rate" (as hereinafter defined) in effect as of the date of such declaration, and (B) the fair rental value of the Premises during the remainder of the Term (taking into account, among other factors, the anticipated duration of the period the Premises will be unoccupied prior to reletting and the anticipated cost of reletting the Premises), also discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration together with all Base Rent, Additional Rent and other sums theretofore to be due and payable; it being understood and agreed that such payment shall be and constitute Landlord's liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult or impossible to determine the actual damages Landlord would suffer from Tenant's breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with Official Code of Georgia Annotated ss. 13-6-7. If Landlord exercises the election set out in this subparagraph, Landlord hereby waives any right to assert that Landlord's actual damages are greater than the amount calculated hereunder. "Prime Rate" means the Prime Rate published in the Wall Street Journal from time to time (adjusted daily) as being the base rate on corporate loans at large U.S. money center commercial banks. If the Wall Street Journal ceases to publish such a Prime Rate, the Prime Rate shall be the per annum interest rate which is publicly announced (whether or not actually charged in each instance) from time to time (adjusted daily) by Wachovia Bank of Georgia, N.A., Atlanta, Georgia as its "prime rate" or similar corporate borrowing reference rate; or

                           (iv) Without terminating this Lease, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, and Landlord may rent the Premises or any portion thereof as the agent of Tenant, with or without advertisement, and by private negotiations and for any term upon such reasonable terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any Rent due hereunder) from Tenant to Landlord; second, to the payment of any reasonable costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of Rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future Rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant reasonable rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous Event of Default provided same has not been cured; or

                           (v) Without terminating this Lease, Landlord may enter into and upon the Premises, maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord within ten (10) days after demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

                           (vi)     Intentionally Omitted; or

                           (vii) Allow the Premises to remain unoccupied, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

                           (viii) Terminate the Tenant's right to possession of the Premises, without terminating the Lease, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

                           (ix) Terminate the Lease and Tenant's right to possession of the Premises, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

                           (x)      Enforce the performance of Tenant's
         obligations hereunder by injunction or other equitable relief, which remedy may be exercised upon any actual or threatened Event of Default by Tenant, without regard to whether Landlord may have an adequate remedy at law; or

                           (xi)     Intentionally Omitted; and

                           (xii) Pursue any combination of the foregoing remedies permitted by law and such other remedies as are available at law or equity.

                  (b) Whenever Landlord terminates this Lease, it shall do so by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice with the same force and effect as though the date specified were the date herein originally fixed as the Lease Expiration Date, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right to enter upon and take possession of the Premises and to expel or remove Tenant and its effects.

                  (c) Whenever Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, it shall do so by giving Tenant written notice of termination of its right of possession, in which event Tenant shall surrender the Premises to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right to enter upon and take possession of the Premises and to expel or remove Tenant and its effects.

                  (d) If this Lease shall terminate as a result of or while there exists an uncured Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to unpaid Rent and any damages payable by Tenant as a result of such termination or default, in Landlord's sole discretion.

                  (e) Landlord shall in no way be responsible or liable to Tenant for any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting.

                  (f) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

                  (g) All installments of Rent, and all other amounts of money payable by Tenant to Landlord under this Lease, if not received by Landlord within five (5) days of the date due, shall be subject to a late fee of $500.00, which late fee represents an agreed upon charge for the administrative expense suffered by Landlord as a result of such late payment and not payment for the use of money or a penalty; and (b) the amount past due (excluding late fees), shall bear simple interest from the date due until paid at twelve percent (12%) per annum (the "Interest Rate"); and Tenant agrees to pay said late fee and interest immediately and without demand. However, if at the time such interest is sought to be imposed, the Interest Rate exceeds the maximum rate permitted under federal law or under the laws of the State of Georgia, the Interest Rate shall be the maximum rate of interest then permitted by applicable law. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to late fees, second to accrued but unpaid interest at the Interest Rate, and third to past due amounts in the order of their due dates. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

                  (h) In the event Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay a service charge not to exceed $20.00 or five percent (5%) of the face amount of the check, whichever is greater.

                  (i) If Landlord shall fail to keep or perform any of its obligations under this Lease with respect to the making of any payments to Tenant (including, without limitation, the payment of any allowances or tenant inducements) or the performance of any other Lease obligation, upon the continuance of such failure on Landlord's part for thirty (30) days after receipt by Landlord of written notice from Tenant specifying the failure [provided, however, that if such failure is of a nature that it cannot reasonably be cured within such thirty (30) day period and if Landlord commences to cure such failure within thirty (30) days after notice thereof from Tenant and thereafter diligently prosecutes the cure thereof, such thirty (30) day period shall be extended one hundred twenty (120) days], and without waiving or releasing Landlord from any obligation, then Tenant may (but shall not be obligated to do so) make such payment or perform such obligation. All sums so paid by Tenant and all necessary and incidental costs and expenses, including reasonable attorneys' fees, incurred by Tenant in making such payments or performing such obligations, together with interest thereon at the Interest Rate from the date of payment, the date payment was due or the date a cost was incurred, as applicable, shall be paid by Landlord to Tenant within thirty (30) days after demand, and if not so paid by Landlord, Tenant shall have the right to offset the cost of such cure and any payment due Tenant from Landlord which Landlord has failed to pay within any applicable cure period against any Rent or any other amount payable under this Lease. Notwithstanding the foregoing, Tenant shall have no right to cure any default by Landlord unless and until Tenant has given not less than thirty (30) days prior written notice of such default to the holder of any mortgage, deed to secure debt or deed of trust on the Premises of which Tenant has received notice from Landlord and such holder fails to cure or cause Landlord to cure said default. All rights and remedies of Tenant created or otherwise existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other rights or remedies.

                  (j) The foregoing provisions of this Paragraph 19 shall survive the expiration or earlier termination of this Lease and shall apply to any renewal or extension of this Lease.

         20.      BANKRUPTCY.

                  (a) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute Rent for the purposes of the Bankruptcy Code. 11 U.S.C. ss.502(b)(7).

                  (b) This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of the Bankruptcy Code. 11 U.S.C. ss.365(c), 365(e)(2).

                  (c) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

                  (d) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         21.      INTENTIONALLY OMITTED.

         22.      SUBORDINATION; ESTOPPEL CERTIFICATES.

                  (a) Tenant accepts this Lease subject and subordinate to the lien or security title of any recorded mortgage, deed to secure debt or ground lease hereafter created upon the Premises, and to all existing recorded restrictions, covenants, easements and agreements with respect to the Project, or any part thereof, and all amendments, modifications and restatements thereof, and all replacements and substitutions therefor. The subordination created hereby is intended to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Nevertheless, Tenant agrees to execute such documents as Landlord may request to evidence and memorialize such subordination. If Tenant fails to execute any such requested documentation within ten (10) days after Landlord's request therefor, Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease in Tenant's name and on Tenant's behalf to the lien or security title of any mortgage, deed to secure debt or ground lease hereafter placed on the Premises, and to any future instrument amending, modifying, restating, replacing or substituting for any such existing recorded restrictions, covenants, easements and agreements. Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. Such power of attorney is coupled with an interest and shall be irrevocable. If the interest of Landlord under this Lease shall be transferred by reason of exercise of a power of sale, foreclosure or other proceeding for enforcement of any mortgage or deed to secure debt on the Premises, Tenant shall be bound to the transferee (sometimes hereinafter referred to as the "Purchaser"), at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Landlord hereunder, and, if requested by the Purchaser, Tenant agrees to be bound and obligated hereunder to the Purchaser (including the mortgagee or grantee under any such mortgage or deed to secure debt), as its landlord.

                  (b) Landlord represents and warrants to Tenant that neither the Premises, the Building, nor the Land, is presently encumbered by any mortgage, deed to secure debt, trust deed or subject to any ground lease (collectively, a "Security Instrument"). Landlord agrees that upon request of Tenant, it will request from the holders of any future mortgages or other security instruments encumbering the Building or any interest of Landlord therein, a subordination, non-disturbance and attornment agreement ("SNDA") in favor of Tenant, on such holder's standard form of SNDA. However, Landlord shall not be obligated to expend any money to obtain such SNDA, and the inability or failure of Landlord to obtain such SNDA shall not constitute a default by Landlord hereunder, entitle Tenant to cancel or otherwise terminate this Lease, or affect the automatic subordination of this Lease, to all such future Security Instruments.

                  (c) Tenant shall, from time to time, within twenty (20) days after request from Landlord, or from any mortgagee of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which Rent has been paid; that, subject to Paragraph 2(b) above, Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, to Tenant's knowledge, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord or any mortgagee or lessor of Landlord, any beneficiary, purchaser or prospective purchaser of the Building or any interest therein, or by anyone to whom Landlord may provide said certificate.

         23.      MECHANICS LIENS; OTHER TAXES.

                  (a) Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises. In the event that Tenant shall not, within sixty (60) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, upon not less than ten (10) days prior written notice to Tenant, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to Landlord by Tenant within ten (10) days after demand and with interest at the Interest Rate.

                  (b) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord within ten (10) days after demand and delivery to Tenant of reasonable supporting documentation showing Tenant's portion thereof, that part of such taxes.

         24.      INTENTIONALLY OMITTED.

         25. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

                  (a) to change the name, street address, or suite numbers of the Building;

                  (b) to install or maintain a sign or signs on the exterior walls of the Building;

                  (c) to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises;

                  (d)      to retain at all times pass keys to the Premises;

                  (e) to close the Building after regular working hours and on legal holidays subject, however to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and

                  (f) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identifications and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord's interests or as may be necessary or desirable in the operation of the Building, provided such measures shall not materially interfere with Tenant's use or enjoyment of the Premises or the Common Areas.

         The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without the same being construed as an unlawful entry into the Premises and without being deemed guilty of an eviction, actual or constructive, or without being deemed guilty of trespass or disturbance of the Tenant's use or possession and without abatement of Rent or affecting any of Tenant's obligations hereunder.

         26. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

                  (a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as the Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord. Landlord's obligation to pay any amounts to Tenant under the terms of this Lease shall not be deemed satisfied until such amounts have been actually received by Tenant.

                  (b) All payments required to be made by either party hereunder shall be payable to the other party at the addresses hereinbelow set forth, or at such other addresses within the continental United States as Tenant or Landlord may specify from time to time by written notice delivered in accordance herewith.

                  (c) Except for legal process, which shall be served as by law provided, any notice or communication required or permitted hereunder shall be in writing and shall be sent either by: (i) personal delivery service with charges therefor billed to shipper; (ii) nationally recognized overnight delivery service (such as Federal Express, United Parcel Service, Airborne, etc.) with charges therefor billed to shipper; or (iii) United States Mail, postage prepaid, registered or certified mail, return receipt requested. All such notices and communications shall be addressed to Landlord or Tenant, as the case may be, at the addresses set forth below, or at such other addresses as Landlord or Tenant may have designated by notice to the other given as provided above. Any notice or communication sent as above provided shall be deemed given or delivered: (A) upon receipt, if personally delivered (provided delivery is confirmed by the courier delivery service, if sent by such means); (B) on the date of delivery by any nationally recognized overnight delivery service; or (C) if sent by United States Mail, on the date appearing on the return receipt therefor, or if there is no date on such return receipt, the receipt date shall be presumed to be the postmark date appearing on such return receipt. Notice shall be considered given and received on the latest original delivery or attempted delivery date to all persons and addresses to which notice is to be given, as indicated on the return receipt(s) of the United States Mail or delivery receipts of the personal delivery service or nationally recognized overnight delivery service. Any notice or communication which cannot be delivered because of failure to provide notice of a change of address as herein provided or for which delivery is refused shall be deemed to have been given and received on the date of attempted delivery. Any notice or communication required or permitted hereunder shall be addressed as follows:

                  Landlord: Landlord's Address for Payments:

                                    Acquiport Peachtree Ridge, Inc.
                                    c/o Brannen/Goddard Company
                                    3390 Peachtree Road, N.E.
                                    Suite 1200
                                    Atlanta, Georgia 30326-1108
                                    Attention: Property Management

                                    Landlord's Address for Notices:

                                    Acquiport Peachtree Ridge, Inc.
                                    c/o J.P. Morgan Investment Management Inc.
                                    522 Fifth Avenue
                                    New York, New York 10036
                                    Attention: Mr. Joel Moody

                                    With a copy to:

                                    Brannen/Goddard Company
                                    3390 Peachtree Road, N.E.
                                    Suite 1200
                                    Atlanta, Georgia 30326-1108
                                    Attention: Property Management

                                    With a copy to:

                                    Scoggins & Goodman, P.C.
                                    2800 Marquis One Tower
                                    245 Peachtree Center Avenue, N.E.
                                    Atlanta, Georgia 30303-1227
                                    Attention: Randall B. Scoggins, Esq.

                  Tenant:           SynQuest, Inc.
                                    3500 Parkway Lane
                                    Suite 555
                                    Norcross, GA  30092
                                    Attention: Mr. John Bartels

                                    With a copy to:

                                    King & Spalding
                                    191 Peachtree Street
                                    Atlanta, GA 30303-1763
                                    Attention: Thomas K. Dotzenrod, Esq.

If and when included within the term "Tenant," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the term "Tenant" shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         27.      HAZARDOUS SUBSTANCES.

                  (a) Tenant covenants that, without first obtaining Landlord's written consent, neither Tenant nor any of its agents, employees, contractors or invitees shall cause or permit any Hazardous Materials (as hereinafter defined) to be stored, handled, treated, released or brought upon or disposed of on the Premises, the Building or the Project, except for Hazardous Materials customarily used in general business offices in first-class office buildings, and then only in accordance with any and all applicable laws, ordinances, rules, regulations and requirements respecting the storage, handling, treatment, release, disposal, presence or use of such Hazardous Materials. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, consultants' fees, experts' fees, attorneys' fees and court costs), liabilities or losses resulting from the storage, handling, treatment, release, disposal, or use of Hazardous Materials in, on or about the Premises, the Building or the Project by Tenant, its agents, employees, contractors or invitees from and after the date of this Lease. Tenant agrees to take such steps as are necessary to remediate any Hazardous Materials for which the Tenant is liable under the terms of this Paragraph 27(a) in the manner required by law.

                  (b) Definition of Hazardous Materials. As used herein, the term "Hazardous Materials" means asbestos, polychlorinated biphenyls, oil, gasoline or other petroleum based liquids, any and all materials or substances deemed hazardous or toxic or regulated by applicable laws, including, but not limited to, substances defined as hazardous under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Response Act, as amended, 42 U.S.C. ss.6901 et seq. (or any state counterpart to the foregoing statutes) or determined to present the unreasonable risk of injury to health or the environment under the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq.

                  (c) Landlord hereby agrees that it shall not cause any Hazardous Materials to be released, generated, placed, held, located, stored, used or disposed of, in the Land, the Building or the Premises or any part thereof, in a manner or quantity prohibited by federal or State of Georgia laws or regulations at the time such materials are placed in the Land, the Building or in the Premises. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, consultants' fees, experts' fees, attorneys' fees and court costs), liabilities or losses resulting from the storage, handling, treatment, release, disposal, presence or use of Hazardous Materials in, on or about the Premises or the Building or the Land in violation of such federal or State of Georgia laws or regulations by Landlord, its agents, employees, contractors or invitees. Landlord agrees to take such steps as are necessary to remediate any Hazardous Materials governed by the terms of this Paragraph 27(c) in the manner required by law.

                  (d) The provisions of this Paragraph 27 shall survive the expiration or earlier termination of this Lease.

         28.      BROKERAGE.

                  (a) Tenant represents and warrants to Landlord that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than The Wesley Company and The Fulton Group, Inc. (collectively, "Tenant's Agents") in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker other than Tenant's Agents.

                  (b) Landlord represents and warrants to Tenant that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Brannen/Goddard Company ("Landlord's Agent") in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Landlord shall, and hereby agrees to, indemnify, defend and hold Tenant harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Landlord and any such agent or broker other than Landlord's Agent.

                  (c) Landlord shall pay a commission to Landlord's Agent pursuant to a separate agreement between Landlord and Landlord's Agent. Landlord shall pay a commission to Tenant's Agent pursuant to a separate agreement between Landlord and Tenant's Agent. The fact that Landlord is paying a commission to Tenant's Agent does not constitute Tenant's Agent as the agent of Landlord or as a dual agent for Landlord and Tenant. Tenant's Agent has acted solely as Tenant's agent in connection with this transaction.

                  (d) The provisions of this Paragraph 28 shall survive the expiration or earlier termination of this Lease.

         29.      MISCELLANEOUS.

                  (a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

                  (b) The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease to any mortgagee or to any purchaser of the Building. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

                  (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                  (d) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

                  (e) All obligations of either party hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation all payment obligations with respect to Rent and all obligations concerning the condition of the Premises.

                  (f) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and that is legal, valid and enforceable.

                  (g) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

                  (h) Time is of the essence of this Lease and all of its provisions.

                  (i) No animals (except service animals) shall be brought into or kept in or about the Building.

                  (j) Tenant agrees to comply with subdivision regulations, protective covenants, or other restrictions of record that are applicable to the Building or Project and with respect to which Landlord has given Tenant written copies prior to the execution of this Lease.

                  (k)      Intentionally Omitted.

                  (l) This Lease shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent as specifically provided in Paragraph 11 of this Lease.

                  (m) Notwithstanding anything contained elsewhere in this Lease, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction required of Landlord by this Lease or applicable law. In such event, Tenant's only remedy for any refusal, withholding or delay which is determined to be unreasonable or in contravention of this Lease or applicable law shall be an action for specific performance or an injunction to enforce any such requirement.

                  (n) Anything contained in this Lease to the contrary notwithstanding, Tenant shall look solely to the estate and property of Landlord in the Project, and to all insurance, condemnation, sale and other proceeds derived from the Project, for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee, the holder of any deed to secure debt or lessor of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

                  (o) This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. Neither this Lease, nor any memorandum hereof, shall be recorded by Tenant without Landlord's prior written consent to such recording.

                  (p) This Lease shall be governed by and construed under the internal laws of the State of Georgia, without regard to the conflicts of laws rules of such state. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Gwinnett County, Georgia. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

                  (q) No Event of Default or provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder, or acceptance of less than the full amount due (even if Tenant writes the words "accord and satisfaction" or words of similar import on its check) shall not be construed as a waiver of such Event of Default, nor excuse any delay or partial payment upon subsequent occasions. No custom or practice which may develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant.

                  (r) In any action or proceeding brought by Landlord against Tenant under this Lease for the collection of any Rent or other indebtedness under this Lease, Landlord shall be entitled to recover from Tenant its reasonable attorneys' fees and court costs in such action or proceeding. In any other action or proceeding between Landlord and Tenant, the prevailing party shall be entitled to recover all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys' fees actually incurred. Notwithstanding anything contained herein to the contrary, if under any circumstances Landlord or Tenant is required hereunder to pay any or all of the other's attorneys' fees and expenses (or "reasonable attorneys' fees", or "attorneys' fees incurred", or other similar obligations), the paying party shall be responsible only for actual legal fees and out of pocket expenses incurred at normal hourly rates for the work done. The paying party shall not be liable under any circumstances for any additional attorneys' fees or expenses under O.C.G.A. 13-1-11 or otherwise, and, to the extent Landlord and Tenant may be permitted to charge or receive additional attorneys' fees or expenses under O.C.G.A. 13-1-11, each of them hereby waives such right.

                  (s) Except as otherwise provided herein, Landlord shall not be liable to Tenant for failure to give possession of any portion of the Premises to Tenant if Landlord is delayed in commencing construction on such portion of the Premises by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of such portion of the Premises, nor shall such failure impair the validity of this Lease. However, Landlord does agree to use reasonable diligence to obtain possession of each portion of the Premises in a timely manner so that construction within such portion of the Premises shall not be delayed.

                  (t)      Intentionally Omitted.

                  (u) Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, war, or governmental laws, regulations and restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord, other than lack of funds by Landlord.

                  (v) Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

                  (w) The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant. When this Lease has been executed by Tenant and delivered to Landlord, this Lease shall constitute an offer to Landlord to lease the Premises on the terms and conditions herein described.

                  (x) Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

         30. ADDITIONAL PROVISIONS. See Additional Provisions Paragraphs 31 through 41 attached hereto and made a part hereof as if fully incorporated herein and when in conflict with the body of this Lease, said Additional Provisions shall prevail.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed in their names on their behalf and their seals affixed hereto by duly authorized officials, the day and year respectively set forth below.


         EXECUTED BY LANDLORD, this 12 day of January, 2000.

Witness                            ACQUIPORT PEACHTREE RIDGE, INC.,
                                        a Delaware corporation

/s/ Marie Signoril                      By: /s/ Akram Busaidy
-----------------------                    ------------------------------------
                                           Name: Akram Busaidy
                                                -------------------------------
                                           Title: Vice President
                                                 ------------------------------



         EXECUTED BY TENANT, this 10 day of January, 2000.

Witness
                                        SYNQUEST, INC.,
                                        a Georgia corporation

/s/ Mark Simcoe                         By: /s/ John Bartels
-----------------------                    ------------------------------------
                                           Name: John Bartels
                                                -------------------------------
                                           Title: Executive VP Fin. & Adm.
                                                 ------------------------------

                                                       (CORPORATE SEAL)

                              ADDITIONAL PROVISIONS

ATTACHED TO AND INCORPORATED IN LEASE AGREEMENT BETWEEN ACQUIPORT PEACHTREE RIDGE, INC., A DELAWARE CORPORATION ("LANDLORD") AND SYNQUEST, INC., A GEORGIA CORPORATION ("TENANT").


         31. IMPROVEMENT ALLOWANCE. Landlord shall provide Tenant an "Improvement Allowance" (as defined in the Work Letter) of up to $15.25 per square foot of Net Rentable Area in the original Premises ($281,393.00 total), to be computed, expended and applied in accordance with the Work Letter attached hereto as Exhibit "C." Any portion of the Improvement Allowance remaining undisbursed as of December 31, 2001 shall belong to Landlord.

         32.      AMORTIZED EXCESS CONSTRUCTION COSTS.

                  (a) Landlord shall construct the Leasehold Improvements (as defined in the Work Letter) and pay the cost thereof up to the amount of the Improvement Allowance. In the event that the costs of the Leasehold Improvements exceed the Improvement Allowance, then the entire amount of such excess (hereinafter referred to as the "Excess") shall be Tenant's sole liability and responsibility. Within five (5) Business Days after the approval of the bid for Leasehold Improvements, as set forth in the Work Letter, Tenant shall notify Landlord in writing as to whether or not Tenant elects to have Landlord pay up to an additional $3.00 per square foot of Net Rentable Area of the Premises ($55,356.00 total) of the Excess (the "Potentially Amortized Costs"). If Tenant elects to have Landlord amortize the Potentially Amortized Costs as set forth in this Paragraph 32, the Potentially Amortized Costs shall be deducted from the amounts payable by Tenant under Section 2.03 of the Work Letter and shall be repaid by Tenant as set forth below in this Paragraph 32. If Tenant elects not to have the Potentially Amortized Costs amortized as set forth in this Paragraph 32, or fails to provide notice of its election within such five (5) Business Day period, Tenant shall be deemed to have waived its right to have such Potentially Amortized Costs amortized as set forth in this Paragraph 32. In such event, the amount of the Potentially Amortized Costs shall not be deducted from the amounts payable by Tenant under Section 2.03 of the Work Letter.

                  (b) If Tenant elects to have the Potentially Amortized Costs amortized by Landlord, the Potentially Amortized Costs shall be amortized over the initial Term of the Lease, as follows:

         The outstanding balance of the Potentially Amortized Costs shall bear interest at the rate of eleven percent (11%) simple interest per annum from the date of Substantial Completion until such sum is paid in full, and a sum equal to the amount of principal and interest necessary to fully amortize the Potentially Amortized Costs over the Term of the Lease in equal monthly installments shall be added to Tenant's liability for the payment of rent due under the Lease (hereinafter referred to as "Additional Monthly Payments"), and the Additional Monthly Payments shall constitute Additional Rent due under the Lease. After completion of the Leasehold Improvements, Landlord shall calculate the amount of the Potentially Amortized Costs and the amount of Tenant's Additional Monthly Payments and shall provide Tenant written notice of the results of such calculations. Tenant agrees, if requested by Landlord, to execute an amendment to the Lease setting forth the amount of the Additional Monthly Payments. Failure to pay the Additional Monthly Payments when due shall constitute an Event of Default under the Lease.

         33. RIGHT OF FIRST REFUSAL. Tenant shall have the continuing right of first refusal ("First Refusal Right") to lease the space contiguous to the Premises consisting of 5,693 square feet of Net Rentable Area, as shown on Exhibit "E" attached hereto and by this reference made a part hereof (the "Expansion Space").

                  (a) Tenant shall not be entitled to exercise a First Refusal Right if, at the time of the exercise of the First Refusal Right, there exists an uncured Event of Default by Tenant under this Lease.

                  (b)      (i)      If Landlord has a "bona fide" prospect (the
         "Prospect") for all or part of the Expansion Space, Landlord shall deliver written notice to Tenant (the "First Refusal Notice") of the availability of such portion of the Expansion Space along with a copy of the terms and conditions under which such Prospect proposes to lease the Expansion Space and a statement from the Landlord that the terms upon which the Prospect proposes to lease the Expansion Space are materially acceptable to the Landlord. Landlord agrees to endeavor to provide Tenant with notice of the initial proposal given to a Prospect. The First Refusal Notice shall specify the approximate location and Net Rentable Area of the portion of the Expansion Space which will be offered to the Prospect. Such portion of the Expansion Space is hereinafter referred to as the "Offered Space."

                           (ii) Tenant shall have five (5) Business Days from its receipt of the First Refusal Notice to notify Landlord in writing that Tenant desires to lease the Offered Space. If Tenant does so exercise its First Refusal Right by notifying Landlord within such five (5) Business Day period, the Offered Space shall be added to the Premises in accordance with the provisions of this Paragraph 33. If Tenant does not exercise such First Refusal Right or fails to notify Landlord within such five (5) Business Day period of its election, Landlord shall thereafter have the right to lease that portion of the Expansion Space to any prospective tenant on any terms and conditions [but subject to the requirements of Paragraph 34(i)(i) below], in Landlord's sole discretion, for a period of three (3) months after the expiration of such five (5) Business Day period. If Landlord does not lease such portion of the Expansion Space within such three (3) month period, such portion of the Expansion Space shall again be subject to the terms and conditions of this First Refusal Right. Landlord may give Tenant a First Refusal Notice with respect to a portion of the Expansion Space as many times as Landlord chooses to do so.

                  (c) The "Offered Space Commencement Date" for space for which Tenant has exercised a First Refusal Right shall be the later of: (i) the date of Substantial Completion of the improvements to be made to the Offered Space by Landlord; or (ii) the date for commencement set forth in the First Refusal Notice.

                  (d) If Tenant exercises any First Refusal Right at a time when the Offered Space Commencement Date will occur on or before the end of the third (3rd) Lease Year, the Term, Base Rent and other economic terms of the Lease for the Offered Space (except for the Improvement Allowance) shall be the same as the Term, Base Rent (as such rate may be adjusted from time to time) and economic terms in effect from time to time under the Lease.

                  (e) If Tenant exercises any First Refusal Right at a time when the Offered Space Commencement Date will occur after the end of the third
(3rd) Lease Year, the Base Rent and other economic terms of the Lease for the Offered Space (except for the Improvement Allowance) shall be the Base Rent (as such rate may be adjusted from time to time), and economic terms in effect from time to time under the Lease. The Term for such Offered Space will end on the date determined under Paragraph 35 below.

                  (f) Whenever Tenant exercises its First Refusal Right, Landlord shall provide Tenant a pro rata improvement allowance for the Offered Space in an amount equal to $15.25 per square foot of Net Rentable Area in the Offered Space multiplied by a fraction, the numerator of which is the number of months remaining in the original six (6) year Term and the denominator of which is seventy-two (72), to be computed, applied and expended in accordance with an Offered Space Work Letter in substantially the form of the Work Letter attached to this Lease as Exhibit "C." All other terms and conditions for the lease of such Offered Space shall be those terms and conditions then in effect under the Lease at the Offered Space Commencement Date.

                  (g) After the Offered Space Commencement Date, such Offered Space shall be added to and form a part of the Premises with the same force and effect as if originally demised under this Lease, and the term "Premises," as used in this Lease, shall include such Offered Space.

                  (h) If the Offered Space does not contain the entire Expansion Space, Tenant's First Refusal Right under this Paragraph 33 shall continue with respect to the remaining portion of the Expansion Space.

                  (i) Upon exercise of the First Refusal Right by Tenant, and the determination of the Base Rent with respect thereto, Landlord and Tenant, upon demand of either of them, shall enter into an amendment to the Lease adding such Offered Space to the Premises, setting forth such Base Rent, after the addition of such Offered Space to the Premises, and extending the Term of this Lease as to the original Premises, if applicable; provided that failure to enter into any such agreement shall not affect the terms of this Paragraph
33. If Tenant properly exercises a First Refusal Right but thereafter, for any reason (except for delays caused by Landlord), does not enter into such amendment to the Lease within thirty (30) days after its submission to Tenant by Landlord, Landlord shall have the option, by written notice to Tenant, to elect to cancel Tenant's exercise of its First Refusal Right, and, if Landlord so elects, Landlord will be free to rent such Offered Space to any other prospective tenant and the First Refusal Right granted to Tenant under this Paragraph 33 shall immediately expire and be of no further force or effect and Tenant shall have no further rights, and Landlord shall have no further obligations, under this Paragraph 33.

                  (j) Except as set forth in this Paragraph 33, the leasing of any Offered Space under this First Refusal Right shall be upon the same terms, covenants, agreements, provisions and conditions of the Lease as are in effect with respect to the original Premises, as defined in the Lease.

                  (k) Any termination, cancellation or surrender of the Lease shall terminate any rights of Tenant pursuant to this Paragraph 33. This First Refusal Right is provided to Tenant for the exclusive benefit of Tenant and shall terminate upon the sublease of more than 25%, in the aggregate, of the Net Rentable Area of the Premises or upon the assignment of the Lease. Tenant's rights under this Paragraph 33 shall expire at the end of the fifth (5th) Lease Year.

                  (l) Time shall be of the essence with respect to the exercise by Tenant of its First Refusal Right under this Paragraph 33.

         34. OPTION TO EXPAND. Tenant shall have the option (the "Expansion Option"), but not the obligation, to lease all or, subject to the requirements set forth below, one-half (1/2) of the Net Rentable Area of the Expansion Space (reduced by any portion of the Expansion Space leased by Tenant pursuant to its First Refusal Right) upon and subject to the following terms and conditions:

                  (a) If, at the time of exercise of such Expansion Option, a portion of the Expansion Space which Tenant desires to lease is leased to one or more other tenants (collectively, the "Adjacent Tenant"), Tenant shall be entitled to exercise such Expansion Option only if Landlord successfully negotiates and executes a satisfactory relocation agreement with the Adjacent Tenant to relocate such Adjacent Tenant to another suite in the Building which is substantially similar in size to the portion of the Expansion Space occupied by the Adjacent Tenant. If Landlord is not able to negotiate and execute a satisfactory relocation agreement with the Adjacent Tenant, then Tenant shall not be entitled to exercise the Expansion Option unless, at that time, Landlord has the right to terminate its lease with the Adjacent Tenant as described in Paragraph 34(i) below. In addition, if at the time of exercise of such Expansion Option any portion of the Expansion Space is leased to an Adjacent Tenant, Tenant shall not be entitled to exercise the Expansion Option in a manner which will require Landlord to relocate such Adjacent Tenant or to terminate its lease with such Adjacent Tenant unless Tenant exercises such Expansion Option as to all of the Expansion Space.

                  (b) Tenant shall not be entitled to exercise the Expansion Option if, at the time of exercise of such Expansion Option, there exists an uncured Event of Default by Tenant under this Lease.

                  (c) Tenant may exercise the Expansion Option by giving written notice of its election to exercise the Expansion Option to Landlord at any time before the expiration of the Expansion Option; provided that Tenant must exercise the Expansion Option so that the "Expansion Space Commencement Date" (as hereinafter defined) for the Expansion Space will occur on or before the end of the fifth (5th) Lease Year. Tenant shall give written notice to Landlord of its exercise of the Expansion Option at least nine (9) months prior to the expected Expansion Space Commencement Date (to give Landlord time to attempt to relocate the Adjacent Tenant, if any, or to exercise its right to terminate the lease of the Adjacent Tenant, if any). Tenant shall have no right to exercise the Expansion Option at a time which will result in the Expansion Space Commencement Date occurring after the end of the fifth (5th) Lease Year. If Tenant exercises the Expansion Option at least nine (9) months prior to the end of the fifth (5th) Lease Year, this requirement will be deemed to have been met. This Expansion Option shall expire and be of no further force and effect at the end of the fifth (5th) Lease Year.

                  (d) The Term of this Lease with respect to the Expansion Space shall commence on the Expansion Space Commencement Date and shall end on the date determined under Paragraph 35 below. The Expansion Space Commencement Date shall be the date of Substantial Completion of the Leasehold Improvements to be constructed in the Expansion Space pursuant to Paragraph 34(h) below, but not later than the first (1st) day of the sixth (6th) Lease Year.

                  (e) After the Expansion Space Commencement Date, the Expansion Space shall be added to and form a part of the Premises with the same force and effect as if originally demised under this Lease, and the term "Premises," as used in this Lease, shall include the Expansion Space.

                  (f) Base Rent payable by Tenant for the Expansion Space during the remainder of the Term [including any "Expansion Extension Term" (as hereinafter defined)], but excluding any Extended Term under the Extension Option provided in Paragraph 36] shall be the product of: (i) the per square foot annual Base Rent payable by Tenant for the Premises under the Lease, as such rate may be adjusted from time to time, multiplied by (ii) the Net Rentable Area of the Expansion Space. The Base Rent payable by Tenant for the Expansion Space for the Extended Term, if any, shall be determined in the same manner as the Base Rent for the original Premises shall be determined.

                  (g) Landlord shall provide Tenant an improvement allowance for the Expansion Space of up to $15.25 per square foot of Net Rentable Area of the Expansion Space multiplied by a fraction, the numerator of which is the number of months remaining in the Term as to the Expansion Space and the denominator of which is seventy-two (72), to be computed, expended and applied in accordance with an Expansion Space Work Letter in substantially the form of the Work Letter attached to this Lease as Exhibit "C."

                  (h) If at the time of exercise of such Expansion Option, the Expansion Space is leased to the Adjacent Tenant and Landlord successfully negotiates and executes a satisfactory relocation agreement in accordance with Paragraph 34(a) above, Tenant shall, subject to the limitations set forth herein, reimburse Landlord for any and all costs incurred by Landlord associated with the relocation of the Adjacent Tenant, including, but not limited to, the expenses of preparing the new premises (the "Relocated Premises") to which the Adjacent Tenant will be relocated with improvements and finishes substantially similar to those utilized by the Adjacent Tenant in the Expansion Space, the cost of moving the Adjacent Tenant, its property and equipment to the Relocated Premises, the cost of business stationery and business cards for the Adjacent Tenant and its employees with the new address, and all other costs actually incurred by Landlord in connection with the relocation of the Adjacent Tenant. Notwithstanding the foregoing, Tenant shall not be required to reimburse Landlord for any relocation fees or inducements which Landlord may pay to the Adjacent Tenant which are not related to actual out-of-pocket costs incurred by the Adjacent Tenant in relocating. In addition, Tenant shall be required to reimburse Landlord for relocation costs only if the Adjacent Tenant is relocated within the Building. In no event shall Tenant be required to pay that portion of the expenses of preparing the Relocated Premises which is attributable to any increase in the size of the Relocated Premises in excess of the premises from which such Adjacent Tenant is being relocated. If the relocation agreement between Landlord and the Adjacent Tenant provides for a term which extends beyond the end of the term for the Adjacent Tenant's lease of the Expansion Space, Tenant shall reimburse Landlord for only a pro rata portion of the cost of the improvements to be made by Landlord in the Relocated Premises. Tenant's portion of such improvement costs shall be equal to the total of such improvement costs multiplied by a fraction, the numerator of which is the number of months remaining in the term of the Adjacent Tenant's lease for the Expansion Space, and the denominator of which is the total number of months which will remain in such Adjacent Tenant's lease (including the extension) for the Relocated Premises. Even if the relocation agreement between Landlord and the Adjacent Tenant provides for an extended term, Tenant shall reimburse Landlord for the entire cost of moving the Adjacent Tenant, its property and equipment to the Relocated Premises, the cost of business stationery and business cards for the Adjacent Tenant and its employees, and any other costs actually paid by Landlord in connection with the relocation of the Adjacent Tenant (other than improvement costs which shall be prorated, as set forth above).

                  (i)      (i)      If Landlord leases the Expansion Space to
         the Adjacent Tenant, Landlord shall include in the Adjacent Tenant's lease a provision giving Landlord the option to terminate the Adjacent Tenant's lease after a minimum term of two (2) years. Such termination provision may require that Landlord give the Adjacent Tenant a minimum of six (6) months prior written notice of its intention to terminate the Adjacent Tenant's lease (the "Termination Notice"). Landlord also agrees that in any lease to the Adjacent Tenant, Landlord shall not provide an improvement allowance in excess of $15.25 per square foot of Net Rentable Area.

                           (ii)     If at the time Tenant exercises its
         Expansion Option, the Expansion Space is leased to the Adjacent Tenant, and Landlord is unable to successfully negotiate and execute a satisfactory relocation agreement in accordance with Paragraph 34(a) above, Landlord shall exercise its option to terminate the Adjacent Tenant's lease by giving the required Termination Notice to the Adjacent Tenant. Upon giving the Termination Notice to the Adjacent Tenant, Landlord shall compute the "Termination Reimbursement" (as hereinafter defined) and provide an invoice therefor to Tenant. Sums due under such invoice shall constitute Additional Rent due under the Lease. Should Landlord fail to provide such invoice, such failure shall not relieve Tenant of the obligation to pay the Termination Reimbursement. Tenant shall pay such invoice within thirty (30) days after receipt thereof, and Tenant's failure to pay such invoice within such thirty (30) day period shall constitute an Event of Default under the Lease.

                           (iii) If Landlord gives the Termination Notice to the Adjacent Tenant, Tenant shall reimburse Landlord for the following costs associated with the termination of the Adjacent Tenant's lease (the "Termination Reimbursement"). The Termination Reimbursement shall be an amount equal to the unamortized amounts (calculated as set forth below) (the "Unamortized Up-Front Costs") remaining unpaid as of the date of termination of the Adjacent Tenant's lease of all sums paid by Landlord under the Adjacent Tenant's lease for a tenant improvement allowance, and leasing commissions to Landlord's Agent and Tenant's Agent (all such sums are collectively referred to as the "Up-Front Costs").

                           (iv) The Unamortized Up-Front Costs shall be calculated by amortizing such Up-Front Costs together with interest thereon at eleven percent (11%) per annum. The Unamortized Up-Front Costs shall be the amount remaining outstanding on the date of termination of the Adjacent Tenant's lease, if the total Up-Front Costs were amortized, together, with interest thereon at the rate set forth above, in equal monthly installments of principal and interest over the Term of the Adjacent Tenant's lease. The date of termination of the Adjacent Tenant's lease for the purpose of calculating the unamortized Up-front Costs, shall be the date upon which the Adjacent Tenant is obligated to vacate the Expansion Space.

                           (v) Landlord shall be under no obligation to give the Termination Notice until such time as it is able to do so in accordance with the terms of the Adjacent Tenant's lease. If, as a result, of the terms of the Adjacent Tenant's lease, Landlord is unable to terminate the Adjacent Tenant's lease on or before a date which will allow the Commencement Date for the Expansion Space under this Lease to occur on or before the end of the fifth (5th) Lease Year, Landlord shall have no obligation to give the Termination Notice and Tenant shall have no further rights under this Expansion Option.

                  (j) Upon exercise of Tenant's Expansion Option, and the determination of the Base Rent with respect thereto, Landlord and Tenant, upon demand of either of them, shall enter into an amendment to the Lease adding such Expansion Space to the Premises, setting forth such Base Rent, after the addition of such Expansion Space to the Premises; provided that failure to enter into any such agreement shall not affect Tenant's obligation to pay Base Rent for such Expansion Space. If Tenant properly exercises Tenant's Expansion Option, but thereafter, for any reason (except for delays caused by Landlord), does not enter into an amendment to the Lease adding such Expansion Space to the Premises within thirty (30) days after its submission to Tenant by Landlord, Landlord shall have the option, by written notice to Tenant, to elect to cancel Tenant's exercise of its Expansion Option, and, if Landlord so elects, Landlord will be free to leave the Adjacent Tenant, if any, in the Expansion Space or to rent such Expansion Space to any other prospective tenant and the Expansion Option granted to Tenant under this Paragraph 34 shall immediately expire and be of no further force or effect and Tenant shall have no further rights, and Landlord shall have no further obligations, under this Paragraph 34.

                  (k) Except as set forth in this Paragraph 34, the leasing of the Expansion Space for the remainder of the Term shall be upon all the same terms, covenants, agreements, provisions and conditions of the Lease as are in effect as of the date immediately prior to the Expansion Space Commencement Date.

                  (l) If Tenant does not exercise its Expansion Option in accordance with this Paragraph 34, Landlord shall have the right to lease all or any part of the Expansion Space (alone or in conjunction with any other space) to any other prospective tenant or tenants for any length of term and such space shall no longer be subject to the provisions of this Paragraph 34.

                  (m) Any termination, cancellation or surrender of the Lease shall terminate any rights of Tenant under the Expansion Option granted in this Paragraph 34. This Expansion Option is provided to Tenant for the exclusive benefit of Tenant and shall terminate upon the sublease of more than twenty five percent (25%), in the aggregate, of the Net Rentable Area of the Premises or upon the assignment of the Lease.

                  (n) Tenant acknowledges that Landlord's ability to relocate the Adjacent Tenant will depend upon the availability of suitable premises elsewhere in the Building. If such suitable premises are not available, Landlord shall be under no obligation to relocate the Adjacent Tenant, and Tenant shall have no right to exercise its Expansion Option, unless Landlord is able to terminate the lease of the Adjacent Tenant under Paragraph 34(i) above.

                  (o) Time shall be of the essence with respect to the exercise by Tenant of its rights under the Expansion Option granted in this Paragraph 34.

         35.      EXPANSION EXTENSION TERM.

                  (a) If Tenant exercises its First Refusal Right at a time when the Offered Space Commencement Date will occur on or before the end of the third (3rd) Lease Year, the Term for the Lease of the Offered Space will be coterminous with the original Term of the Lease.

                  (b) If Tenant exercises its Expansion Option at a time when the Expansion Space Commencement Date will occur on or before the end of the third (3rd) Lease Year, the Term for the Lease of the Expansion Space will be coterminous with the original Term of the Lease.

                  (c) Landlord and Tenant have agreed that any leasing by Tenant of any portion of the Expansion Space, whether by exercise of a First Refusal Right or an Expansion Option, shall be for a minimum term of three (3) years. Since Tenant is allowed to exercise the Expansion Option and the First Refusal Right at any time when the Expansion Space Commencement Date, or the Offered Space Commencement Date, as the case may be, will occur on or before the end of the fifth (5th) Lease Year, the term of the Lease of such portion of the Expansion Space could extend for up to two (2) years beyond the original Lease Expiration Date set forth in Paragraph 1(h) of this Lease. In such event, the parties have agreed that the Term of the Lease with respect to the original Premises will be extended to be coterminous with the Term for the Expansion Space, as set forth in this Paragraph 35.

                  (d) If Tenant exercises any First Refusal Right or the Expansion Option and, as a result the Term of the Lease is extended as set forth in this Paragraph 35, the period of time between the original Lease Expiration Date specified in Paragraph 1(h) of the Lease and the end of the Term, as so extended, is hereinafter referred to as the "Expansion Extension Term."

                  (e) If Tenant has exercised a First Refusal Right for less than all of the Expansion Space, which exercise has resulted in the extension of the Lease for the Expansion Extension Term, and thereafter again exercises a First Refusal Right or the Expansion Option, the Expansion Extension Term shall be extended to provide a term of three (3) years from the Offered Space Commencement Date for the last portion of the Expansion Space leased by Tenant under the First Refusal Right, but not beyond the date which is two (2) years after the original Lease Expiration Date, as specified in Paragraph 1(h) of this Lease. In such event, the Term for the original Premises and all previous Offered Space leased by Tenant shall also be extended through the end of the Expansion Extension Term, as so extended.

                  (f) If Tenant exercises any First Refusal Right or the Expansion Option and the term for such Expansion Space will not be coterminous with the Term for the original Premises under this Lease, the Term of this Lease with respect to the original Premises shall be automatically extended so that the expiration of the Term of this Lease for the original Premises shall also include the Expansion Extension Term. If an exercise by Tenant of a First Refusal Right results in an extension of the Term of the Lease for the Expansion Extension Term, Landlord shall have no obligation by reason of such extension of the Term of the Lease as to the original Premises for the Expansion Extension Term to furnish any improvement or refurbishment allowance with respect to the original Premises. The Base Rent payable under this Lease for the entire Premises leased under this Lease (including the original Premises and any portion of the Expansion Space leased by Tenant under the First Refusal Right or Expansion Option) during the Expansion Extension Term shall be as follows:

                                                     Annual Base Rent
                                                     Per Square Foot of
                  Lease Year                         Net Rentable Area
                  ----------                         ------------------

                  Seventh (7th)                             $24.04
                  Eighth (8th)                              $25.00

                  (g)      (i)      If the Lease is extended for the Expansion
Extension Term, beginning January 1, 2006, and continuing on the first day of each month thereafter during the Expansion Extension Term, Tenant shall also pay to Landlord, as Additional Rent, at the same time as the monthly installment of Base Rent is paid, an amount equal to one-twelfth (1/12th) of Landlord's estimate (as determined by Landlord in its sole discretion) of "Tenant's Share" (as hereinafter defined) of any projected increase in "Taxes" (as hereinafter defined) for the particular calendar year in excess of the "Tax Base" (as hereinafter defined) (the "Estimated Tax Escalation Increase"). The Tax Base shall be the actual Taxes experienced during calendar year 2005. If the Building is not fully occupied during any calendar year, Landlord shall adjust those Taxes which are affected by Building occupancy for such calendar year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of the total Net Rentable Area of the Building. In computing the Estimated Tax Escalation Increase for any particular calendar year, Landlord shall take into account any prior increases in Tenant's Share of Taxes. If during any calendar year the Estimated Tax Escalation Increase is less than the Estimated Tax Escalation Increase for the previous year, such Additional Rent payments attributable to the Estimated Tax Escalation Increase to be paid by Tenant for the new calendar year shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Base Rent. If, for any reason, Landlord has not provided Tenant with the Estimated Tax Escalation Increase on or before the first day of any year during the Expansion Extension Term after January 1, 2006, then, (x) until the first day of the calendar month following the month in which Tenant is given the Estimated Tax Escalation Increase, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Paragraph for the month of December of the preceding year, and (y) on the first day of the month following Tenant's receipt of Landlord's determination of the Estimated Tax Escalation Increase, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the Estimated Tax Escalation Increase as shown on the estimate provided by Landlord, plus an amount equal to the remainder obtained by subtracting the amount theretofore paid by Tenant pursuant to subparagraph (x) from that amount obtained by multiplying the number of months (exclusive of the month then at hand) occurring since the first day of such year by Tenant's then-correct monthly share of the Estimated Tax Escalation Increase. If such calculation proves that Tenant has overpaid, Landlord shall apply such overpayment as a credit against Tenant's future payment obligations for Additional Rent until such credit is depleted. The foregoing notwithstanding, Landlord shall have the right from time to time during any year to notify Tenant in writing of any change in Landlord's estimate of the Estimated Tax Escalation Increase, in which event Tenant's payment of the Estimated Tax Escalation Increase, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective and due from Tenant on the first day of the month following Landlord's giving of such notice.

                           (ii)     The term "Taxes" shall mean all taxes and
assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building and the Project (or their operation), excluding, however, federal and state taxes on income (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Project or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

                           (iii)    Within nine (9) months after January 1,
2006, and each subsequent year during the Expansion Extension Term, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Taxes for the preceding year and the resulting, actual amount of Tenant's Share of any increase in Taxes in excess of the Tax Base. Thereafter, Landlord shall be entitled, if circumstances warrant, to issue one or more revised, corrected or supplemental statements at any time and from time to time following the issuance of the initial statement. Within ten (10) days after Landlord's delivery of such statement,

Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant's Share of the increase in the Taxes for the preceding calendar year in excess of the Tax Base, as shown on such Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's payments of the Estimated Tax Escalation Increase paid during such preceding year. If Tenant's share of the actual increase in Taxes, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of the Estimated Tax Escalation Increase actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installments of Additional Rent due from Tenant, until fully credited to Tenant.

                           (iv)     As used in this Paragraph 35 (g), "Tenant's
Share" shall equal a fraction, the numerator of which is the Net Rentable Area of the Premises and the denominator of which is the Net Rentable Area of the Building, subject to future adjustments in the case of any expansion of the Premises.

         36. OPTION TO EXTEND. Tenant shall have the option to extend the Term of this Lease (the "Extension Option") with respect to the Premises for the "Extended Term" (as hereinafter defined) upon and subject to the following terms and conditions:

                  (a) Tenant shall not be entitled to exercise the Extension Option if, at the time of the exercise of such Extension Option, there exists an uncured Event of Default by Tenant under this Lease.

                  (b) Tenant has the option to extend the Term of this Lease for one (1) extended term of five (5) years (the "Extended Term") by giving written notice of its election to extend to Landlord no earlier than fifteen (15) months and no later than twelve (12) months prior to the expiration of the Term. The Extended Term shall commence immediately upon the expiration of the Term (as the same may have been extended for the Expansion Extension Term, if applicable). If Tenant does not give notice of its election to exercise the Extension Option in a timely manner, the Tenant's rights with respect to the Extended Term shall expire and Tenant shall be conclusively deemed to have waived its right to any Extended Term.

                  (c)      (i)      Base Rent for the Premises for the Extended
Term shall be an amount equal to the "Fair Market Value Base Rent" ( as hereinafter defined) for the Premises for the Extended Term. Tenant acknowledges that the method of escalating Base Rent and the lack of a requirement that Tenant pay its share of increases in "Operating Expenses" (as defined in Exhibit "G," attached hereto and by this reference made a part hereof) and "Taxes" (as defined in Exhibit "G") for the original Term of the Lease (as the same may be extended for the Expansion Extension Term) is a special concession to Tenant. If Tenant exercises its Extension Option, Landlord may require other methods of payment of Base Rent, escalation of Base Rent, payment of Operating Expenses and Taxes and other economic terms, and the Landlord shall not be obligated to continue the methods applicable for the original Term. If Tenant exercises its Extension Option, Landlord shall notify Tenant of "Landlord's Determination" (as hereinafter defined) as to whether or not Landlord is willing to continue to escalate Rent in the same manner as set forth in this Lease for the original Term (i.e. by escalating gross rent by a fixed percentage each year and not utilizing a pass through of increases in Operating Expenses and Taxes or an expense stop). In the alternative, Landlord may elect to escalate Base Rent for the Extended Term on a fixed percentage or other basis and to require Tenant to pay its pro rata share of increases in Operating Expenses over a base year. If Landlord elects to require Tenant to pay its pro rata share of increases in Operating Expenses during the Extended Term, the provisions of Exhibit "G" attached hereto shall govern the calculation and payment of Tenant's pro rata share of increases in Operating Expenses.

                           (ii)     Within thirty (30) days after Landlord's
receipt of written notice of Tenant's election to exercise its Extension Option, Landlord shall give Tenant a written notice setting forth Landlord's determination, in its reasonable discretion, of the Fair Market Value Base Rent of the Premises for the Extended Term and the method Landlord has chosen under Paragraph 36(c)(i) above for calculating and escalating Rent ("Landlord's Determination").

                           (iii)    If Tenant rejects Landlord's Determination,
Landlord and Tenant shall negotiate in good faith in an attempt to reach agreement as to the Fair Market Value Base Rent. The escalation method chosen by Landlord under Paragraph 36(c)(i) above shall be binding on Tenant and Landlord shall not be required to negotiate that determination. If Landlord and Tenant are not able to agree as to the Fair Market Value Base Rent within sixty (60) days after Landlord's notice to Tenant of Landlord's Determination (the "Negotiation Period"), Fair Market Value Base Rent for the Extended Term shall be determined by arbitration as set forth in Paragraph 36 (j) below. Notwithstanding anything to the contrary, in the event the determination of Fair Market Value Base Rent is submitted to arbitration, Landlord and Tenant shall be bound by such determination, and Tenant shall not be entitled to revoke its exercise of the Extension Option after submission of such determination to arbitration.

                  (d) For the purposes of this Paragraph 36, the phrase "Fair Market Value Base Rent" shall mean: the fair market rental which a tenant would pay upon leasing space similar to the space in question in the Building, or if no comparable space is available in the Building, in buildings of comparable quality within a ten (10) mile radius of the Building ("Comparable Buildings"), taking into consideration that Tenant is exercising a right to extend the Term, and all other relevant factors, including, without limitation:
(i) the aggregate number of square feet of Net Rentable Area then leased by Tenant in the Building; (ii) the length of the lease in question; (iii) the market improvement allowances (which shall be paid by Landlord to Tenant); (iv) any increases or decreases in Base Rent over the Extended Term that are then being included in comparable leases, including adjustments made annually, or on some other periodic basis, or based on changes in consumer price, cost of living, or similar indexes or periodic market adjustments; (v) any tenant concessions then being included (or not included) in comparable leases; (vi) the location and quality of the Project; (vii) the credit standing of Tenant; (viii) the method of payment of taxes and operating expenses by the tenant under comparable leases; (ix) changes in measurement standards for the office space in question; and (x) differences in building rules and regulations between the building and such Comparable Buildings.

                  (e) Landlord shall have no obligation to make any improvements, decorations or alterations to the Premises, other than Landlord's existing obligations under the Lease and to provide Tenant with the market allowance included in the Fair Market Value Base Rent determination, and Tenant shall accept the Premises in their then current "as-is" condition as of the commencement of the Extended Term.

                  (f) If Landlord so elects, as set forth in Paragraph 36(c)(i) above, the Fair Market Value Base Rent shall reflect the net or base rent, and assume payment, in addition to payments of such Fair Market Value Base Rent, of Tenant's share of any increase in Operating Expenses and Taxes over a base year, and all other Additional Rent described in the Lease with respect to the full Premises. Conversely, if Landlord so elects, Fair Market Value Base Rent shall be determined as a gross rent without the payment of expense pass throughs.

                  (g) Upon the determination of the Fair Market Value Base Rent for the Extended Term, Landlord and Tenant, upon the demand of either of them, shall enter into a supplementary agreement or amendment to the Lease to set forth such Fair Market Value Base Rent, the Extended Term and the Lease Expiration Date for such Extended Term, provided that failure to enter into any such agreement shall not affect Tenant's obligation to pay Fair Market Value Base Rent or, if applicable, Tenant's share of increases in Operating Expenses for the Extended Term as determined pursuant to this Paragraph.

                  (h) Except as set forth in this Paragraph 36, the leasing of the Premises for the Extended Term shall be upon the same terms, covenants, agreements, provisions and conditions of the Lease as are in effect as of the date immediately prior to the commencement of such Extended Term. Tenant shall have no option to renew or extend this Lease beyond the expiration of the Extended Term.

                  (i) Any termination, cancellation or surrender of this Lease shall terminate the Extension Option with respect to the portion of the Premises for which this Lease is terminated, canceled or surrendered. The Extension Option provided to Tenant herein is for the exclusive benefit of Tenant and shall terminate upon the sublease of more than 25%, in the aggregate, of the Net Rentable Area of the Premises or upon the assignment of the Lease.

                  (j) If Landlord and Tenant are unable to reach agreement on the Fair Market Value Base Rent within the Negotiation Period, then Fair Market Value Base Rent shall be determined in accordance with the procedures set forth in this Paragraph 36(j) [the determination of Fair Market Value Base Rent by any arbitrator shall be based on the factors set forth in this Paragraph 36(j)]:

                           (i)      Within thirty (30) days after the end of the
Negotiation Period, Landlord and Tenant shall each deliver to the other a written appointment of an arbitrator and an estimate of Fair Market Value Base Rent submitted by such arbitrator. If either party fails to so deliver its appointment and estimate within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver such estimate and the arbitrator appointed by the other party, without holding a hearing, shall accept the estimate of the submitting party as the Fair Market Value Base Rent.

                           (ii)     Each arbitrator so appointed shall be a
disinterested party, engaged in appraising commercial office space in the Peachtree Corners area of Gwinnett County, Georgia (the "Submarket"), either as a M.A.I. appraiser, or a licensed commercial real estate broker, who shall be currently active and engaged in rendering appraisals or leasing commercial office space in the Submarket, and shall have been continuously so engaged for at least ten (10) years prior to his or her selection.

                           (iii)    Within five (5) days after such estimates
have been exchanged, the two arbitrators shall meet and attempt to reach agreement as to Fair Market Value Base Rent.

                           (iv)     If the arbitrators are unable to reach
agreement within such five (5) day period, but the higher of the two estimates does not exceed one hundred five percent (105%) of the lower estimate, the mathematical average of the estimates submitted by the two arbitrators shall be the Fair Market Value Base Rent as determined by the arbitration. In all other cases, the two arbitrators shall, within ten (10) days after the aforementioned five (5) day period, select a third arbitrator to resolve which one of the two estimates of Fair Market Value Base Rent shall be used. The third arbitrator must also have the qualifications set forth above. If the two arbitrators are unable to agree upon the selection of the third arbitrator, then, within a further period of fifteen (15) days after the aforementioned ten (10) day period, each arbitrator shall submit to the Presiding Judge of the Superior Court of Gwinnett County, Georgia, the names of two (2) persons such arbitrator would accept as the third arbitrator and the Presiding Judge of the Superior Court of Gwinnett County, Georgia shall appoint such third arbitrator from among the list of the four (4) submitted candidates.

                           (v)      Within ten (10) days after the selection of
the third arbitrator, such third arbitrator shall select from the two (2) Fair Market Value Base Rent estimates of the initial arbitrators the one which he or she considers most correct, and the Fair Market Value Base Rent so selected shall be the award of the arbitrators. In no event shall the third arbitrator be entitled to render a decision that the Fair Market Value Base Rent is an amount other than one of the amounts specified by the two initial arbitrators as the Fair Market Value Base Rent.

                           (vi)     The arbitration decision, determined as
provided in this Paragraph 36(j), shall be conclusive and binding on the parties, shall constitute an "award" by the arbitrators within the meaning of applicable law and judgment may be entered thereon in any court of competent jurisdiction.

                           (vii)    This provision shall constitute a written
agreement by Landlord and Tenant to submit any dispute regarding the determination of Fair Market Value Base Rent to arbitration.

                           (viii)   If any arbitrator appointed hereunder shall
be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the same manner as the original arbitrator.

                           (ix)     Each party shall pay the fees and expenses
of the original arbitrator appointed by such party and the fees and expenses of the third arbitrator, if any, shall be borne equally by the parties.

                           (x)      The arbitration shall be conducted, to the
extent consistent with this Paragraph 36, in accordance with the then prevailing rules of the American Arbitration Association (or any successor organization) and in accordance with applicable Georgia law.

                           (xi)     The arbitrators shall render their decision
and award in writing within the time periods set forth herein, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of the Lease. The arbitrators will base this determination of Fair Market Value Base Rent on the escalation method specified by Landlord in Landlord's Determination. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                  (k) Time shall be of the essence with respect to the exercise by Tenant of its rights under the Extension Option granted in this Paragraph 36.

         37. BUSINESS DAYS. The term "Business Day" means Mondays through Fridays, exclusive of any holidays observed by the Building.

         38. AFTER HOURS HVAC. If Tenant requires air-conditioning or heating for hours or days in addition to the hours and days specified in Paragraph 5 of this Lease, Landlord shall make reasonable efforts to provide such additional service after reasonable, prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service, at the hourly rates established from time to time by Landlord for such services. Such hourly rates shall be based upon Landlord's cost of providing such services, and shall include a component for Landlord's overhead, depreciation, maintenance and labor costs in providing such services. Such hourly rates shall not increase by more than three percent (3%) per annum over the hourly rate for the preceding calendar year. If any of Landlord's other tenants served by the equipment providing such additional service to the Premises request that Landlord simultaneously provide such service to such other tenants, the cost of Landlord providing such additional and concurrent service shall be prorated among all of Landlord's tenants requesting such service, on a reasonable basis, as determined by Landlord. As of the date of this Lease, Landlord's hourly charge for providing after-hours heating or air-conditioning service is $40.00 per hour (or part thereof), but such rate is subject to change from time to time based upon Landlord's actual costs (which may include the components set forth above) in providing such after-hours service.

         39. INTERRUPTION OF SERVICES. In the event of any failure to furnish, or any stoppage of, the following specified services for a period in excess of five (5) consecutive Business Days, and if: (a) such interruption is restricted to the Building and is not a neighborhood blackout; (b) such failure to furnish or stoppage is caused by the negligence or willful misconduct of Landlord or by the failure of Landlord to commence and diligently pursue repairs for which Landlord is responsible under this Lease; (c) results in the Premises becoming untenantable; and (d) Tenant actually ceases to occupy the Premises as a result thereof, Tenant shall be entitled to an abatement of Rent which shall commence on the sixth (6th) Business Day (and shall not be retroactive) and shall continue the remainder


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of the period of such failure to furnish or stoppage of such specified services.
As used in this Paragraph 39, the specified services are: electricity, heating, ventilating and air conditioning, water and elevator service.

         40. CONSENT TO ASSIGNMENT OR SUBLEASING. Notwithstanding the provisions of Paragraph 11 of the Lease, Landlord shall not unreasonably withhold its consent to an assignment of this Lease in its entirety or to any subletting of the Premises, provided that:

                  (a) No Event of Default shall have occurred and be continuing;

                  (b) The proposed subtenant or assignee shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with Landlord's then-current standards in such respects of tenancies in the Building;

                  (c) The character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall not:
(i) be likely to increase Landlord's operating expenses beyond those which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (ii) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting or assignment; or (iii) violate any provision or restrictions herein or in any other leases in the Project relating to the use or occupancy of the Premises;

                  (d) The subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease or this Lease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent may be granted or denied by Landlord in its sole discretion;

                  (e)      Intentionally Omitted;

                  (f)      Intentionally Omitted;

                  (g) Any assignee shall agree to assume all of the obligations of Tenant under this Lease;

                  (h) The proposed subtenant or assignee shall not be a federal, state or local government, or an agency or instrumentality thereof, nor shall it be entitled, directly or indirectly, to diplomatic or sovereign immunity; and

                  (i) The proposed subtenant or assignee shall be subject to service of process in, and the jurisdiction of the courts of, the State of Georgia.

The foregoing shall in no way limit Landlord's ability: (A) to withhold or delay its consent for any other reason which is reasonable under the circumstances; or
(B) to terminate this Lease as to the portion of the Premises affected by such proposed sublease or assignment, as permitted by Paragraph 11(c) of this Lease.

         41. ASSIGNMENT OR SUBLEASE TO AFFILIATES. Notwithstanding the provisions of Paragraph 11, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, but without Landlord's consent, to: (a) sublet all or part of the Premises to any related corporation or entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant; or (b) to assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that: (x) any such assignee or sublessee must be of a character and reputation, be engaged in a business, and propose to use the Premises in a manner in keeping with Landlord's then-current standards in such respect for tenancies in the Building; and (y) with respect to an assignment under Subparagraph (b), such successor corporation shall assume all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease, as determined by generally accepted accounting principles. Tenant shall provide in its notice to Landlord the information reasonably required by Landlord to assess compliance with these terms. For the purpose hereof, "control" shall mean ownership of not less than fifty percent (50%) of all of the voting stock or legal and equitable interest in such corporation or entity.

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